                                                                     Exhibit 3.8


                                   BY - LAWS
                                      OF
                      McCULLOCH GAS TRANSMISSION COMPANY

                                  ARTICLE I.
                                  ----------

                                    OFFICES
                                    -------

     Section 1.1 Principal Office. The initial principal office of the corporation in the State of Wyoming shall be located at 512 Petroleum Building, City of Casper, County of Natrona. The corporation may have such other offices, either within or without the State of Wyoming, as the Board of Directors may designate or as the business of the corporation may from time to time require.

     Section 1.2 Registered Office. The registered office of the corporation required by the Wyoming Business Corporation Act to be maintained in the State of Wyoming may, but need not, be identical with the principal office in the State of Wyoming, and the Board of Directors may from time to time change the address of the registered office.

                                  ARTICLE II.
                                  ----------

                                 SHAREHOLDERS
                                 ------------

     Section 2.1 Annual Meeting. The annual meeting of the shareholders shall be held between the first day of August and the 31st day of October, commencing with the year 1963, at the hour of 8:00 o' clock P.M., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wyoming, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     Section 2.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

     Section 2.3 Place of Meeting. The Board of Director may designate any place, either within or without the State of Wyoming, as the
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McCulloch Gas Transmission Company                                       Page 2

place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wyoming, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Wyoming.

     Section 2.4 Notice of Meeting. Written or printed notice stating the place, day or hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     When all the shareholders of the corporation are present at any meeting, however called or noticed, or if those not present sign in writing a waiver of notice of such meeting, or subsequently ratify all the proceedings thereof, the doings of such meeting are as valid as if had at a meeting legally called and noticed. The shareholders of the corporation when so assembled may elect officers to fill all vacancies then existing, and may act upon such other business as might lawfully be transacted at regularly called meetings of the corporation.

     Section 2.5 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of

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McCulloch Gas Transmission Company                                       Page 3

shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     Section 2.6 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 2.7 Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter, in person or by proxy, shall be the act of the shareholders, unless the vote of a greater number is required by law, by the Articles of Incorporation or by these By-Laws. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The vote for directors and, upon the demand of any


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McCulloch Gas Transmission Company                                 Page 4

shareholders, the vote upon any question before the meeting, shall be by ballot.

     Section 2.8 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 2.9 Voting of Shares. Subject to the provisions of Section 2.11 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     Section 2.10 Voting of Shares by Certain Holders. Share standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledge shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     Section 2.11 Cumulative Voting. At each election for directors, every shareholder entitled to vote at such election shall have the

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McCulloch Gas Transmission Company                                        Page 5

right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

     Section 2.12 Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Section 2.13 Notice of Redemption of Preferred Shares. Written notice of the Board of Directors' election to redeem all or any part of the outstanding preferred shares of the corporation shall be given in person, or by registered mail, to each preferred shareholder of record at least ten days prior to the annual dividend-paying date relating to such preferred share. The stock transfer book relating to preferred shares shall, for the purposes hereof, be deemed to be closed from and after the date upon which notice of redemption is mailed or personally delivered to the record holders thereof, and shall remain closed until such time as redemption has been effected.

                                 ARTICLE III.
                                 -----------

                              BOARD OF DIRECTORS
                              ------------------

     Section 3.1 General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these By-Laws, directed or required to be exercised or done by the shareholders.

     Section 3.2 Number, Tenure and Qualifications. The number of directors of the corporation shall be eight. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Wyoming or shareholders of the corporation.

     Section 3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution

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McCulloch Gas Transmission Company                                        Page 6

the time and place, either within or without the State of Wyoming, for the holding of additional regular meetings without other notice than such resolution.

     Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, or the Vice-Chairman, or the President of the Corporation, or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wyoming, as the place for holding any special meeting of the Board of Directors called by them.

     Section 3.5 Notice. Notice of any special meeting shall be given at least five days previously thereto by written notice delivered personally or mailed to each director at his business or residence address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail at the post office in the city or town where the principal office of the corporation is then located, so addressed and with the postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice in the notice or waiver of notice of such meeting.

     Section 3.6 Quorum. A majority of the number of directors fixed by Section
3.2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meting. At such adjournment meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 3.7 Manner of Acting. Each director shall have but one vote, regardless of the amount of stock owned by him and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 3.8 Vacancies. Any vacancy occurring in the Board of
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McCulloch Gas Transmission Company                                Page 7

Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     If by reason of death, resignation or other cause, the corporation should at any time have no directors in office, then may shareholder, or the executor or administrator of a decreased shareholder, may call a special meeting of shareholders for the election of directors in the same manner as other special meetings of shareholders may be called.

     Section 3.9 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 3.10 Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     Section 3.11 Informal Action by Directors. Any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 3.12 Presiding Officers. The Board of Directors shall designate one of its members as the Chairman thereof, and one of its members as the Vice-Chairman thereof. The Chairman and the Vice-Chairman shall hold such offices until the next annual meeting of shareholders and until their respective successors shall have been elected and qualified by the Board of Directors.

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By-Laws of                                                              Page 8
McCulloch Gas Transmission Company

                                  ARTICLE IV.

                                   OFFICERS

     Section 4.1 Number. The officers of the corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     Section 4.2 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 4.3 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 4.5 President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these By-Laws, to some other officer or agent of the

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McCulloch Gas Transmission Company                                       Page 9

corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall exercise all powers and perform all duties incident to the office of President and such other powers and duties as may from time to time be assigned to him by the Board of Directors or be prescribed by the By-Laws.

     Section 4.6 The Vice-Presidents. In the absence of the President, or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or any Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 4.7 The Secretary. The Secretary shall:

     (a) Keep, in one or more books provided for that purpose, the minutes of the meetings of the shareholders and of the Board of Directors;

     (b) See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

     (c) Be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized;

     (d) Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

     (e) Sign, with the President or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

     (f) Have general charge of the stock transfer books of the corporation;

     (g) And, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

By-Laws of
McCulloch Gas Transmission Company                                      Page 10

     Section 4.8 The Treasurer. The Treasurer shall:

     (a) Have charge and custody of, and be responsible for, all funds and securities of the corporation and shall keep full and accurate accounts of all receipts and disbursements in books belonging to the corporation; and all monies and funds coming into his hands shall be deposited by him in the name and to the credit of the corporation, in such banks, trust companies or other depositories as may be designated by the Board of Directors;

     (b) Disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper receipts and vouchers for such disbursements;

     (c) Give the President and Board of Directors, quarterly, a statement of operations and a statement of the financial position of the corporation; and shall furnish such other reports and information concerning the financial condition of the corporation as may be reasonably requested. Copies of such statements and reports shall be kept on file in his office and, at all times during business hours, they shall be exhibited to any shareholder demanding an examination thereof;

     (d) If required by the Board of Directors, give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, receipts, money, securities and other property of whatever kind in his possession or under his control, belonging to the corporation;

     (e) And, in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 4.9 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may, with the President or a Vice-President, sign certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. Each Assistant Treasurer shall, if required by the Board of Directors, give bond for the faithful discharge of his duties, in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

By-Laws of
McCulloch Gas Transmission Company                              Page 11

     Section 4.10 Salaries. The salaries of the offices shall be fixed from time to time by the Board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

     Section 4.11 General Manager. the Board of Directors may, at its discretion, appoint a General Manager, who shall hold office at the pleasure of the Board of Directors. Any director or other person may be elected to serve as General Manager. The General Manager so elected shall have such authority, perform such duties and receive such compensation as may be directed by the Board of Directors.

                                  ARTICLE V.
                                  ----------

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

Section 5.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 5.2 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 5.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 5.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VI.
                                  -----------

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER
                  ------------------------------------------

     Section 6.1 Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by
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By-Laws of                                                              Page 12
McCulloch Gas Transmission Company

the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     Section 6.2 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     Section 6.3 Consideration for Issuance of Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, or other property, tangible or intangible, or in labor or services actually performed for the corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. All such shares so sold or issued shall be fully paid and not liable to any further call or assessment, but where the consideration therefor shall be other than money, it shall be the duty of the Board of Directors to have the minutes of any such transaction show, with reasonable detail, the items and character of property for which the shares were so issued. Neither promissory notes nor future services shall constitute payment, or part payment, for shares of the corporation.

                                 ARTICLE VII.

                                  FISCAL YEAR

     The Fiscal year of the corporation shall be fixed and determined by appropriate resolution of the Board of Directors.
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McCulloch Gas Transmission Company                                     Page 13

                                 ARTICLE VIII.

                               BOOKS AND RECORDS

     Section 8.1 Books and Records. The books and records of the corporation shall be kept at the principal office of the corporation or at such other places, within or without the State of Wyoming, as the Board of Directors shall from time to time determine.

     Section 8.2 Right of Inspection. Any person who shall have been a shareholder of record for at least six months immediately preceding his demand, or who shall be the holder of record of at least five per cent of all the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, minutes and record of shareholders, and to make extracts therefrom. Upon the written request of any shareholder of the corporation, it shall mail to such shareholder its most recent financial statements, showing in reasonable detail its assets and liabilities and the results of its operations.

                                  ARTICLE IX.

                                  DIVIDENDS.

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                  ARTICLE X.

                                     SEAL.

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal". The Board of Directors may alter the form of said seal at pleasure.


                                  ARTICLE XI.

                               WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws,

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McCulloch Gas Transmission Company                                       Page 14

or under the provisions of the Articles of Incorporation, or under the provisions of the Wyoming Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                 ARTICLE XII.
                                 ------------

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -----------------------------------------

  Section 12.1 General Provision. The corporation shall indemnify each present and future director and officer of the corporation (and his heirs, executors and administrators) against all costs, expenses and liabilities, including attorney's fees, reasonably incurred by or imposed upon him in connection with or arising out of any claim or any action, suit or proceeding, civil or criminal, in which he may be or become involved by reason of his being or having been a director or an officer of the corporation, or of any other corporation in which he served or serves as a director or officer at the request of the corporation, irrespective of whether or not he continues to be a director or an officer at the time he incurs or becomes subjected to such costs, expenses and liabilities. The corporation shall not, however, indemnify such director or officer with respect to any matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

  Section 12.2 Settlements and Compromises. Such costs, expenses and liabilities shall include the cost of any payments made in settlements and compromises, but in the event a settlement or compromise is effected, indemnification shall be had only if the Board of Directors of the corporation, acting at a meeting at which a majority of the quorum is unaffected by self-interest, shall find that such director or officer has not been derelict in the performance of his duties as such director or officer with respect to the matter involved, and shall adopt a resolution approving such settlement or compromise. If the Board of Directors refuses to act or is unable to act due to self-interest of some or all of its members, the corporation shall obtain the opinion of independent counsel, and indemnification shall be had only if it is the opinion of such counsel that the director or officer has not been derelict in the performance of his duties as such director or officer with respect to the matter involved.

  Section 12.3 Reliance: Non-Exclusive. Each person who shall act as a director or officer of the corporation, and each person who
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By-Laws of                                                              Page 15
McCulloch Gas Transmission Company

shall act as a director or officer of any other corporation at the request of the corporation, shall be deemed to be doing so and to have done so in reliance upon such right of indemnification. Such right of indemnification shall not be deemed exclusive of any other right to which any such person may be entitled as a matter of law. None of the provisions of this Section shall be construed as a limitation upon the right of the corporation to exercise its general power to enter into a contract or undertaking of indemnity with a director or officer in any proper case not provided for herein.

                                 ARTICLE XIII.

                             REPEALS OR AMENDMENTS

     These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors. The approval, adoption or ratification of these By-Laws, or any of them, by the shareholders of the corporation shall not be construed in any way to restrict or limit the right of the Board of Directors to alter, amend or repeal the same, or to adopt new or additional By-Laws.